EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

         We hereby consent to the incorporation by reference in Amendment Number 1 to the Registration Statement on Form S-3 (File No. 333-25307) of our report, dated April 1, 1997, except for Note 18 which is dated May 21, 1997, which appears in the annual report on Form 10-KSB, as amended, of Infinite Machines Corp. for the year ended December 31, 1996.

                                    /s/ FREED, MAXICK, SACHS & MURPHY, PC
                                    ---------------------------------------
                                        FREED, MAXICK, SACHS & MURPHY, PC

July 2, 1997
Buffalo, New York